Exhibit 5.2

Troutman Pepper Locke LLP
Bank of America Plaza, 600 Peachtree Street NE, Suite 3000
Atlanta, GA 30308

troutman.com

June 20, 2025
Fidelity National Information Services, Inc.
347 Riverside Avenue
Jacksonville, Florida 32202
Re:    Registration Statement on Form S-3 for Fidelity National Information Services, Inc.
Ladies and Gentlemen:
We have acted as Georgia counsel to Fidelity National Information Services, Inc., a Georgia corporation (the “Company”), regarding the preparation and filing of this opinion letter with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in connection with a registration statement on Form S-3 (the “Registration Statement”) relating to the following securities of the Company: (i) senior debt securities (the “Senior Debt Securities”); (ii) subordinated debt securities (together with the Senior Debt Securities, the “Debt Securities”); (iii) shares of common stock, par value $0.01 per share (the “Common Stock”); (iv) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”); (v) depositary shares in the form of fractional interests in the Debt Securities or fractional shares of the Preferred Stock in each case evidenced by depositary receipts (the “Depositary Shares”); (vi) warrants to purchase Common Stock, Preferred Stock, Debt Securities or other securities described in the Registration Statement, or any combination of them (collectively, the “Warrants”); (vii) contracts for the purchase and sale of Common Stock, Preferred Stock, Debt Securities or other securities described in the Registration Statement (the “Purchase Contracts”); and (viii) units of the Company, consisting of one or more of the other securities described in the Registration Statement or debt obligations of third parties, including U.S. Treasury Securities (the “Units,” and together with the Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants and the Purchase Contracts, the “Offered Securities”). The Offered Securities will be issued from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act.
This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.
For purposes of rendering this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or advisable for the purposes of rendering the opinions set forth herein, including (i) the corporate and organizational documents of the Company, including the Amended and Restated Articles of Incorporation, as amended (the “Articles”), and the Sixth Amended and Restated Bylaws, (ii) the resolutions of the board of directors of the Company with respect to the Registration Statement and the registration of the Offered Securities, (iii) a certificate of good standing with respect to the Company issued by the Secretary of State of the State of Georgia, and (iv) the Registration Statement and exhibits thereto.

June 20, 2025

For purposes of the opinions expressed below, we have assumed (i) the genuineness of all signatures, including electronic signatures, not witnessed by us, (ii) the legal capacity and competency of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to the originals of all documents submitted to us as facsimile, electronic, certified or photostatic copies, (v) the authenticity of the originals of such copies, (vi) the due authorization, execution and delivery of all documents by all parties, other than the Company, and the validity, binding effect and enforceability thereof and (vii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied, with your approval, upon statements and representations of officers and other representatives of the Company and of public officials. We have also assumed that that the number of shares of Common Stock or Preferred Stock to be offered and sold under the Registration Statement (including any Common Stock or Preferred Stock duly issued upon exchange for, conversion of or exercise of Preferred Stock, Debt Securities, Warrants, Purchase Contracts and Units) will not exceed the number of shares of Common Stock or Preferred Stock, as applicable, that is authorized in the Articles at the time of each such sale or issuance.
Based on the foregoing, and subject to the limitations, qualifications, assumptions and exceptions set forth herein, we are of the opinion that:
1. When (i) the Registration Statement has become effective under the Securities Act, (ii) the shares of Common Stock have been duly and properly authorized for issuance, (iii) the issuance of such shares of Common Stock does not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and (iv) such shares of Common Stock have been issued, paid for and delivered in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement and the terms of any other Offered Securities pursuant to which shares of Common Stock may be issued, such shares of Common Stock (including any Common Stock duly issued upon exchange for, conversion of or exercise of Preferred Stock, Debt Securities, Warrants, Purchase Contracts or Units) will be validly issued, fully paid and nonassessable.
2. When (i) the Registration Statement has become effective under the Securities Act, (ii) amendments to the Articles determining the terms of the series of Preferred Stock have been filed with the Secretary of State of the State of Georgia and the shares of such series of Preferred Stock have been duly and properly authorized for issuance, (iii) such issuance does not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and (iv) such shares of Preferred Stock have been issued, paid for and delivered in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement and the terms of any other Offered Securities pursuant to which shares of Preferred Stock may be issued, such shares of Preferred Stock (including any Preferred Stock duly issued upon exchange for, conversion of or exercise of Debt Securities, Warrants, Purchase Contracts or Units) will be validly issued, fully paid and nonassessable.

June 20, 2025

The opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.
The foregoing opinions are limited to the Georgia Business Corporation Code. We express no opinion herein with respect to any other laws, statutes, regulations or ordinances. Without limiting the generality of the foregoing, except as set forth herein, we express no opinion in connection with the matters contemplated by the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.
This opinion letter is furnished to you for your use in connection with the Registration Statement. This opinion letter may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent, except that this opinion letter may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.
This opinion letter is limited to matters expressly set forth in this opinion letter, and no opinion is to be inferred or implied beyond the matters expressly so stated. This opinion letter speaks as of the date hereof. We assume no obligation to revise, update or supplement this opinion letter for events occurring or coming to our attention after the date hereof or as to facts relating to prior events that are subsequently brought to our attention and we disavow any undertaking to advise you of any changes in law.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and in any amendment or supplements to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Troutman Pepper Locke LLP
TROUTMAN PEPPER LOCKE LLP